Exhibit 99.1

Company Contact:
Tamara A. Seymour
CFO and Vice President, Finance & Administration, Favrille, Inc.
(858) 526-8035
tseymour@favrille.com

Favrille, Inc.  Reports First Quarter 2005 Financial Results

San Diego, CA — April 28, 2005 — Favrille, Inc. (Nasdaq: FVRL), a biopharmaceutical company developing targeted immunotherapies for cancer and diseases of the immune system, reported its financial results for the first quarter of 2005. For the three months ended March 31, 2005, the Company reported a net loss of $8.4 million, compared to a net loss of $5.2 million for the same period in 2004.

“The first quarter of 2005 was marked by the completion of our initial public offering which yielded proceeds, net of underwriters’ discounts and commissions, but before expenses, of $40.9 million, which was a major milestone in our ability to continue development of our lead product candidate, FavId®,”  said John P. Longenecker, Ph.D., President and Chief Executive Officer of Favrille.  “In addition, during the first quarter, we focused on increasing patient enrollment in our pivotal Phase 3 clinical trial of FavId following Rituxan® in patients with follicular B-cell non-Hodgkin’s lymphoma (NHL). We are currently on track to complete patient enrollment by the end of the year.”

First Quarter 2005 Financial Review

Research and development expense was approximately $6.4 million for the three months ended March 31, 2005, compared to approximately $3.7 million for the same period in 2004.  The increase of approximately $2.7 million primarily reflects an increase in personnel from 67 to 99 employees, an increase in raw materials and supplies for the manufacture of FavId for our Phase 3 clinical trial and an increase in expense associated with participating clinical sites and other third party vendors supporting the Phase 3 clinical trial.

General and administrative expense was approximately $1.3 million for the three months ended March 31, 2005, compared to approximately $1 million for the same period in 2004.  The increase of approximately $300,000 is due primarily to an increase in personnel from 10 to 15 employees and increases in liability insurance and board of directors’ expenses incurred subsequent to the Company’s initial public offering.

For the three months ended March 31, 2005, the net loss applicable to common stockholders was $8.4 million, compared to $21.3 million for the same period in 2004. The decrease of $12.9 million was primarily due to the deemed dividend of $16.2 million associated with the Company’s Series C Preferred Stock issued in March of 2004.  Basic and diluted net loss per common share for the three months ended March 31, 2005 was $0.69, compared to $24.15 for the same period in 2004.  Upon completion of the Company’s initial public offering on February 7, 2005, all of the Company’s outstanding convertible preferred stock converted into approximately 12.2 million shares of common stock.

As of March 31, 2005, Favrille had cash, cash equivalents and short term investments of $58.9 million, compared to $26.6 million at December 31, 2004.  The increase is primarily due to the $40.9 million in proceeds, net of underwriters’ discounts and commissions but before expenses, from the Company’s initial public offering.

2005 Outlook

We expect total operating expenses for the full year 2005 to be in the range of $36 million to $38 million, including an estimated $3.0 million in amortization of non-cash stock-based compensation.  We anticipate that the operating expenses will be primarily related to our Phase 3 clinical trial.  We expect our cash, cash equivalents and short term investments to be in the range of $30 million to $33 million at the end of 2005.  These estimates are consistent with our guidance given for 2005 in our press release dated March 14, 2005.

Conference Call and Webcast Information

Favrille management will host a conference call today to discuss the first quarter 2005 financial results at 4:30 p.m. Eastern Time. A live audio webcast of management’s presentation will be available at www.favrille.com. Alternatively, callers may participate in the conference call by dialing 800.901.5259 (domestic) or 617.786.4514 (international). The passcode for the conference call is 94076154. A replay of the conference call can be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and the passcode is 26203584.

About Favrille, Inc.

Favrille, Inc. is a biopharmaceutical company focused on the research, development and commercialization of targeted immunotherapies for the treatment of cancer and diseases of the immune system.  The Company’s lead product candidate, FavId, is based upon unique genetic information extracted from a patient’s tumor.  FavId is currently under investigation in a pivotal Phase III clinical trial for patients with follicular B-cell NHL and Phase II clinical trials in other B-cell NHL indications. The Company is developing additional applications based on its immunotherapy expertise and proprietary manufacturing technology, including a second product candidate, FAV-201, for the treatment of T-cell lymphoma.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s product candidates, as well as its proprietary technologies and research programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress and timing of clinical trials for FavId, including potential delays in patient enrollment; difficulties or delays in development, testing, obtaining regulatory approval, manufacturing and marketing FavId or Favrille’s other product candidates; Favrille’s ability to obtain additional financing to support its operations; Favrille’s dependence on single-source suppliers for critical raw materials; Favrille’s reliance on third parties for clinical testing and marketing; the scope and validity of intellectual property protection for Favrille’s product candidates, proprietary technologies and their uses; competition from other pharmaceutical or biotechnology companies; and other factors discussed in the “Factors that May Affect Future Operating Results” section of Favrille’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2005.  All forward-looking statements are qualified in their entirety by this cautionary statement.  Favrille is providing this information as of this date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

FAVRILLE, INC.

(a development stage company)

BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,854	$25,065
Short-term investments	5,035	1,493
Receivable from employees	6	4
Receivable, other	52	15
Prepaid expenses and other current assets	865	694
Total current assets	59,812	27,271
Property and equipment, net	9,210	9,435
Restricted cash	1,606	1,606
Other assets	638	818
Total assets	$71,266	$39,130
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$3,410	$2,603
Current portion of debt	2,578	2,492
Total current liabilities	5,988	5,095
Debt, less current portion	3,577	4,224
Deferred rent	929	793
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value:
Authorized shares, none at March 31, 2005 and 6,286,014 at December 31, 2004;
Issued and outstanding shares— none at March 31, 2005 and 6,140,188 at December 31, 2004; liquidation preference of $0 at March 31, 2005;	—	43,672
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value 5,000,000 shares authorized at March 31, 2005 and none at December 31, 2004; no shares issued and outstanding at March 31, 2005 and December 31, 2004	—	—
Convertible preferred stock, $0.001 par value:
Authorized shares, none at March 31, 2005 and 7,013,387 at December 31, 2004;
Issued and outstanding shares—none at March 31, 2003 and 5,505,330 at December 31, 2004; liquidation preference of $0 at March 31, 2005	—	6
Common stock, $0.001 par value:
Authorized shares, 75,000,000 at March 31, 2005 and 15,402,410 at December 31, 2004;
Issued and outstanding shares— 20,300,335 at March 31, 2005 and 1,838,714 at December 31, 2004	20	2
Additional paid-in capital	156,664	73,324
Deferred stock-based compensation	(7,884)	(8,386)
Note receivable from stockholder	(96)	(96)
Accumulated other comprehensive loss	(19)	(2)
Deficit accumulated during the development stage	(87,913)	(79,502)
Total stockholders’ equity (deficit)	60,772	(14,654)
Total liabilities and stockholders’ equity (deficit)	$71,266	$39,130

FAVRILLE, INC.

(a development stage company)

STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

			Period from
			January 21,
			2000
			(inception) to
	Three months ended March 31,		March 31,
	2005	2004	2005
	(unaudited)	(unaudited)	(unaudited)
Operating expenses:
Research and development	$6,461	$3,728	$44,415
General and administrative	1,284	984	11,740
Amortization of stock-based compensation:
Research and development	367	147	1,677
General and administrative	380	124	1,641
Total operating expenses	8,492	4,983	59,473
Interest income	296	15	1,213
Interest expense	(208)	(206)	(1,512)
Other income	(1)	—	19
Total other income (expense), net	87	(191)	(280)
Net loss	(8,405)	(5,174)	(59,753)
Deemed dividend—beneficial conversion feature for Series C redeemable convertible preferred stock	—	(16,156)	(28,103)
Accretion of Series C redeemable convertible preferred stock issuance costs	(6)	—	(57)
Net loss applicable to common stockholders	$(8,411)	$(21,330)	$(87,913)
Historical net loss per share:
Basic and diluted	$(0.69)	$(24.15)
Weighted-average shares—basic and diluted	12,179,740	883,540